                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2003


                         Fleet Credit Card Funding Trust
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                on behalf of the

                        Fleet Credit Card Master Trust II

         United States                   333-73728-01 and                  23-3101310
                                           333-73728-02
-------------------------------      ------------------------     ----------------------------
(State or Other Jurisdiction of      (Commission File Number)     (IRS Employer Identification
        Incorporation)                                                      Number)

       300 North Wakefield Drive
          Suite: DE EH 60002 P
            Newark, Delaware                                           19702
---------------------------------------                              ----------
(Address of Principal Executive Office)                              (Zip Code)

Registrant's telephone number, including area code (302) 266-5004

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.     Not Applicable.

Item 2.     Not Applicable.

Item 3.     Not Applicable.

Item 4.     Not Applicable.

Item 5. On February 18, 2003, the Registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure of $637,500,000 aggregate principal amount of Class A __% Asset-Backed Certificates, Series 2003-A and $45,000,000 aggregate principal amount of Class B Floating Rate Asset-Backed Certificates, Series 2003-A of the Fleet Credit Card Master Trust II. The series term sheet is attached hereto as Exhibit 99.01.

Item 6.     Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            Exhibits

The following is filed as an Exhibit to this Report under Exhibit 99.01.

      Exhibit 99.01 Series Term Sheet dated February 18, 2003, with respect to the proposed issuance of the Class A __% Asset-Backed Certificates and Class B Floating Rate Asset-Backed Certificates of the Fleet Credit Card Master Trust II, Series 2003-A.

Item 8.     Not Applicable.

Item 9.     Not Applicable.
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FLEET CREDIT CARD FUNDING TRUST
                                        On behalf of the Fleet Credit Card
                                        Master Trust II



                                       By:    /s/ Jeffrey A. Lipson
                                              ---------------------------------
                                       Name:  Jeffrey A. Lipson
                                       Title: Vice President
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                                  EXHIBIT INDEX

Exhibit           Description

Exhibit 99.01 Series Term Sheet dated February 18, 2003, with respect to the proposed issuance of the Class A __% Asset-Backed Certificates and Class B Floating Rate Asset-Backed Certificates of the Fleet Credit Card Master Trust II, Series 2003-A.